EXHIBIT 99.1

November 8, 2019

VIA EMAIL

TO:    Member Institutions in Illinois and Wisconsin

RE:    Results of 2019 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2019 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ terms will begin on January 1, 2020.

MEMBER DIRECTORS

Illinois - One Member Director

Number of Members Eligible to Vote	458
Number of Members Casting Votes	226
Total Eligible Votes for Each Directorship	3,337,780

Votes Received
Loundy, David J. Chairman and CEO Devon Bank Term Expires: December 31, 2023 (Four year term)	Chicago, Illinois	813,360

Wisconsin - One Member Director

Number of Members Eligible to Vote	247
Number of Members Casting Votes	130
Total Eligible Votes for Each Directorship	1,491,228

Votes Received
Reinke, John K. Chairman, Board of Directors The Stephenson National Bank & Trust Term Expires: December 31, 2023 (Four year term)	Marinette, Wisconsin	645,230

*        *        *        *

INDEPENDENT DIRECTOR

Number of Members Eligible to Vote	705
Number of Members Casting Votes	300
Total Eligible Votes for Each Directorship	4,829,008

		Votes Received
Brady, Edward P. President and CEO Home Builders Institute (HBI) Term Expires: December 31, 2023 (Four year term)	Bloomington, Illinois	1,975,222

Lockett, Phyllis Founder and CEO LEAP Innovations Term Expires: December 31, 2023 (four year term)	Chicago, Illinois	1,784,455

Scott, Lois A. President Epoch Advisors Term Expires: December 31, 2023 (four year term)	Chicago, Illinois	1,853,270

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Laura M. Turnquest

Laura M. Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary

Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2019 ELECTION OF MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	FHFA ID	CITY	INSTITUTION
Cleven, Dane H.	327,381	02470	Chicago	Community Savings Bank
Davis, Martin (Marty), L.	457,425	17264	Pinckneyville	Murphy-Wall State Bank and Trust
Karibian, Michael P.	174,644	15512	Effingham	Midland States Bancorp, Inc.
Loundy, David J.*	813,360	53194	Chicago	Devon Bank
Total Number of Votes Cast	1,772,810

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	FHFA ID	CITY	INSTITUTION
Reinke, John K.*	645,230	13,399	Marinette	The Stephenson National Bank & Trust
Schroeder, Bradley	232,201	10,002	Deforest	DMB Community Bank
Total Number of Votes Cast	877,431

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	CITY	INSTITUTION
Brady, Edward P.*	1,975,222	Bloomington	Home Builders Institute (HBI)
Lockett, Phyllis *	1,784,455	Chicago	LEAP Innovations
Scott, Lois A. *	1,853,270	Chicago	Epoch Advisors

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.